UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 24, 2008 (January 18, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 18, 2008, Crimson Exploration Inc. (the “Company”) accepted a notice from an individual stockholder of his intent to convert 500 shares of the Company’s Series G Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), into an aggregate of 34,821 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Company’s charter. The Common Stock received upon conversion the Series G Preferred Stock will be based on $500 per share of preferred stock, plus accrued and unpaid dividends, divided by the $9.00 per share conversion price on the preferred stock. The shares of the Common Stock received upon conversion of the Series G Preferred Stock have not been issued as of the date of this filing. In December 2007, an individual stockholder converted 8,000 shares of the Company’s Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), into an aggregate of 50,000 shares of the Company’s Common Stock. The Common Stock received upon conversion of the Series D Preferred Stock was based on $500 per share of preferred stock, divided by the $80 per share conversion price. The shares of the Common Stock were issued on December 5, 2007. No other consideration was paid in connection with such conversion and issuance. In issuing the shares of the Common Stock, the Company relied on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: January 24, 2008	/s/ E. Joseph Grady
Senior Vice President and
Chief Financial Officer

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